Exhibit 99.3

CERTIFICATE

               As required by 18 U.S.C. 1350, the undersigned certify that this Report on Form 10-Q fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report on From 10-Q fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ WILLIAM F. FALGER

William F. Falger President and Director (Principal Executive Officer)

Dated: May 14, 2003

CERTIFICATE

               As required by 18 U.S.C. 1350, the undersigned certify that this Report on Form 10-Q fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in this Report on From 10-Q fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ JOSEPH B. BOWER, JR.

Joseph B. Bower, Jr. Treasurer (Principal Financial Officer) (Principal Accounting Officer)

Dated: May 14, 2003